UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2009

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 23, 2009, drugstore.com, inc. (the “Company”) reached a resolution with the State of New Jersey, regarding sales and use taxes owed by the Company for the years 2000 to 2008. The Company paid an aggregate of approximately $1.7 million based on two assessments for sales and use tax, interest, and penalties for 2000 through February 22, 2008, in full satisfaction of its obligations for use taxes for those years. In conjunction with these payments, the Company withdrew its appeal of a trial court decision issued in February 2008 that rejected the Company’s assertion that it was not obligated to collect and remit use taxes for sales it made to New Jersey residents. The Company had previously accrued $2.9 million for this liability. As a result of these events, the Company will record a benefit of approximately $1.2 million dollars in the first quarter of 2009.

On April 27, 2009, the Company issued a press release to report these events. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ Yukio Morikubo
Yukio Morikubo Vice President, Strategy and General Counsel

Date: April 27, 2009